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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-127856) on Form S-1 of our reports dated February 10, 2005, except as to the stock split described in Note 14 which is as of August 23, 2005, relating to the financial statements and financial statement schedule of Under Armour, Inc. and Subsidiaries, which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
October 12, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM